SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2002

AFC ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-32369 (Commission File Number)	58-2016606 (IRS Employer Identification No.)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia (Address of principal executive offices)	30328-5352 (Zip Code)

(770) 391-9500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Audit Committee of the Board of Directors of AFC Enterprises, Inc. (“AFC”) annually considers and recommends to the Board the selection of AFC’s independent public accountants. As recommended by AFC’s Audit Committee, AFC’s Board of Directors on April 15, 2002 decided to no longer engage Arthur Andersen LLP (“Andersen”) as AFC’s independent public accountants and engaged KPMG LLP (“KPMG”) to serve as AFC’s independent public accountants for the fiscal year ending December 29, 2002.

Andersen’s reports on AFC’s consolidated financial statements for each of the years ended December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During AFC’s fiscal years ended December 30, 2001 and December 31, 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on AFC’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

AFC provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen’s letter, dated April 19, 2002, stating its agreement with such statements.

During AFC’s fiscal years ended December 30, 2001 and December 31, 2000 and through the date of this Form 8-K, AFC did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on AFC’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)—Not applicable.

(b)—Not applicable.

(c)—Exhibits.

Exhibit 16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 19, 2002, regarding change in certifying accountant.

Exhibit 99.1	Press release dated April 19, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.

By:	/s/ GERALD J. WILKINS
Gerald J. Wilkins
Executive Vice President — Chief Financial Officer

Date:    April 19, 2002

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 19, 2002, regarding change in certifying accountant.

Exhibit 99.1	Press release dated April 19, 2002.

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